UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2016

Crown Castle International Corp.

(Exact name of registrant as specified in its charter)

Delaware	001 - 16441	76-0470458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 Augusta Drive, Suite 600 Houston, TX	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 570-3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 22, 2016, Crown Castle International Corp. (“Company”) entered into an underwriting agreement (“Underwriting Agreement”) with Citigroup Global Markets Inc., Fifth Third Securities, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, MUFG Securities Americas Inc. and SMBC Nikko Securities America, Inc., as representatives for the several underwriters (“Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters $700 million aggregate principal amount of the Company’s 2.250% Senior Notes due 2021 in a registered public offering (“Offering”) pursuant to the Company’s shelf registration statement on Form S-3 (Registration File No. 333-203074). For a complete description of the terms and conditions of the Underwriting Agreement, please refer to the Underwriting Agreement, which is filed as Exhibit 1.1 hereto, and is incorporated herein by reference.

ITEM 8.01 – OTHER EVENTS

On August 22, 2016, the Company issued a press release announcing the commencement of the Offering. The Company’s press release is filed as Exhibit 99.1 hereto, and is incorporated herein by reference.

On August 22, 2016, the Company issued a press release announcing the pricing of the Offering. The Company’s press release is filed as Exhibit 99.2 hereto, and is incorporated herein by reference.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 22, 2016, among Crown Castle International Corp. and Citigroup Global Markets Inc., Fifth Third Securities, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, MUFG Securities Americas Inc. and SMBC Nikko Securities America, Inc., as representatives for the several underwriters

99.1	Press Release, dated August 22, 2016

99.2	Press Release, dated August 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ Kenneth J. Simon
Name:	Kenneth J. Simon
Title:	Senior Vice President and General Counsel

Date: August 22, 2016

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 22, 2016, among Crown Castle International Corp. and Citigroup Global Markets Inc., Fifth Third Securities, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, MUFG Securities Americas Inc. and SMBC Nikko Securities America, Inc., as representatives for the several underwriters

99.1	Press Release, dated August 22, 2016

99.2	Press Release, dated August 22, 2016